EXHIBIT 11.1

Carson Pirie Scott & Co. and Subsidiaries
Computation of Per Share Earnings
(dollars in thousands, except per share amounts)

                                      Three months ended
                                 -------------------------------
                                 August 2, 1997   August 3, 1996
                                 -------------------------------
Net income                             $1,627           $2,780
                                    =========        =========
Primary:
Weighted average number of
  common shares outstanding        15,866,071       16,223,009
Weighted average number of
  common share equivalents--
  stock options                       581,586          559,002
                                  -----------        ---------
Total common and
  common equivalent shares         16,447,657       16,782,011
                                  -----------      -----------
Primary net income per share            $0.10            $0.17
                                   ==========       ==========
Fully Diluted:
Weighted average number of
  common shares outstanding        15,866,071       16,223,009
Weighted average number of
  common share equivalents--
  stock options                       619,100          559,002
                                   ----------        ---------
Total common and common
  equivalent shares                16,485,171       16,782,011
                                  -----------      -----------
Fully diluted net
  income per share                      $0.10            $0.17
                                  ===========      ===========

Primary net income per share was computed using the treasury stock method, assuming common share purchases at the average market price of the common shares for the period.

Fully diluted net income per share was computed using the treasury stock method, assuming common share purchases at the greater of the average market price of the common shares for the period or the ending price of the common shares.



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Carson Pirie Scott & Co. and Subsidiaries
Computation of Per Share Earnings
(dollars in thousands, except per share amounts)

                                       Six months ended
                                 -------------------------------
                                 August 2, 1997   August 3, 1996
                                 -------------------------------
Net income                             $4,236          $12,466
                                    =========        =========
Primary:
Weighted average number of
  common shares outstanding        15,894,157       16,274,457
Weighted average number of
  common share equivalents--
  stock options                       584,474          516,793
                                  -----------        ---------
Total common and
  common equivalent shares         16,478,631       16,791,250
                                  -----------      -----------
Primary net income per share            $0.26            $0.74
                                   ==========       ==========
Fully Diluted:
Weighted average number of
  common shares outstanding        15,894,157       16,274,457
Weighted average number of
  common share equivalents--
  stock options                       618,822          545,485
                                   ----------        ---------
Total common and common
  equivalent shares                16,512,979       16,819,942
                                  -----------      -----------
Fully diluted net
  income per share                      $0.26            $0.74
                                  ===========      ===========

Primary net income per share was computed using the treasury stock method, assuming common share purchases at the average market price of the common shares for the period.

Fully diluted net income per share was computed using the treasury stock method, assuming common share purchases at the greater of the average market price of the common shares for the period or the ending price of the common shares.